Exhibit 99.1

PRECIPIO DIAGNOSTICS, LLC

INDEX

Unaudited Condensed Financial Statements	2

Condensed Balance Sheets at March 31, 2017 (Unaudited) and December 31, 2016	2

Condensed Statements of Operations for the three months ended March 31, 2017 and 2016 (Unaudited)	3

Condensed Statements of Cash Flows for the three months ended March 31, 2017 and 2016 (Unaudited)	4

Notes to Unaudited Condensed Financial Statements	5

Management’s Discussion and Analysis of Financial Condition and Results of Operations	22

PRECIPIO DIAGNOSTICS, LLC

CONDENSED BALANCE SHEETS

(UNAUDITED)

	March 31,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$32,854	$51,573
Accounts receivable, net	380,474	387,613
Inventory	105,775	100,222
Prepaids and other current assets	8,494	12,761

Total current assets	527,597	552,169
PROPERTY AND EQUIPMENT, NET	256,037	280,061
SECURITY DEPOSIT	10,000	10,000

TOTAL ASSETS	$793,634	$842,230

LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	1,252,990	1,083,550
Accrued expenses	926,385	699,600
Current maturities of long-term debt, less discounts	357,603	394,838
Convertible bridge notes, less debt issuance costs	795,000	695,000
Current maturities of capital leases	47,072	46,230
Deferred revenue	92,150	92,150

Total current liabilities	3,471,200	3,011,368
LONG TERM LIABILITIES:
Long-term debt, less current maturities and discounts	4,389,199	4,127,256
Capital leases, less current maturities	150,988	163,077

Total liabilities	8,011,387	7,301,701
MEMBERS’ DEFICIT
Preferred Series A, 1,905,556 units authorized, 1,075,000 units in 2017 and 2016 issued and outstanding	1,075,000	1,075,000
Preferred Series B, 1,882,968 units authorized, 1,208,189 units in 2017 and 2016 issued and outstanding	1,820,070	1,820,070
Common units, 5,288,254 units authorized, 1,316,910 units in 2017 and 1,314,632 units in 2016 issued and outstanding	52,700	52,176
Warrants	1,433,636	1,433,636
Restricted units	6,950	7,203
Accumulated deficit	(11,606,109)	(10,847,556)

Total members’ deficit	(7,217,753)	(6,459,471)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$793,634	$842,230

See notes to unaudited condensed financial statements

PRECIPIO DIAGNOSTICS, LLC

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
NET REVENUE
Patient service revenue, net	$303,343	$656,532
less provision for bad debts	(54,602)	(118,176)

	248,741	538,356
LESS: COST OF DIAGNOSTIC SERVICES	182,282	237,880

GROSS PROFIT	66,459	300,476
OPERATING EXPENSES	662,761	527,807

OPERATING LOSS	(596,302)	(227,331)
OTHER INCOME (EXPENSE):
Interest expense	(162,251)	(81,716)
Other income	—	1,500

	(162,251)	(80,216)

NET LOSS	$(758,553)	$(307,547)

Preferred unit dividends	—	(432,716)
Deemed dividends on exchange of preferred units	—	(1,421,738)

NET LOSS AVAILABLE TO COMMON UNIT HOLDERS	$(758,553)	$(2,162,001)

BASIC AND DILUTED LOSS PER COMMON UNIT	$(0.58)	$(1.74)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON UNITS OUTSTANDING	1,316,246	1,242,754

See notes to unaudited condensed financial statements

PRECIPIO DIAGNOSTICS, LLC

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended March 31,
	2017	2016
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net Loss	$(758,553)	$(307,547)
Adjustment to reconcile net loss to cash used in operating activities:
Depreciation and amortization	24,024	28,050
Amortization of deferred financing costs and debt discount	5,962	9,191
Unit based compensation expense	271	4,267
Provision for allowance of doubtful accounts	54,602	118,176
Capitalized PIK interest on convertible bridge notes	—	78,470
Changes in operating assets and liabilities:
Accounts receivable	(47,463)	(432,883)
Inventory	(5,553)	(4,589)
Prepaids and other current assets	4,267	1,294
Account payable	169,440	(30,413)
Accrued expenses	226,785	(4,520)
Deferred rent	—	(7,027)

Net Cash Used in Operating Activities	(326,218)	(547,531)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from convertible bridge notes	100,000	455,000
Proceeds from long-term debt	265,000	—
Capital lease principal payments	(11,247)	(8,865)
Payments on long-term debt	(46,254)	(35,656)
Payments for deferred financing costs	—	(10,000)

Net Cash Provided by Financing Activities	307,499	400,479

NET CHANGE IN CASH AND CASH EQUIVALENTS	(18,719)	(147,052)
CASH AND CASH EQUIVALENTS - BEGINNING	51,573	234,688

CASH AND CASH EQUIVALENTS - ENDING	$32,854	$87,636

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest Paid	$14,806	$9,532

SUPPLEMENTAL DISCLOSURE OF NON- CASH INVESTING AND FINANCING ACTIVITIES:
Preferred unit dividend financed through exchange agreement	$—	$432,716

Convertible bridge notes exchanged for long-term debt	$—	$1,120,000

Series A and B Preferred exchanged for long-term debt	$—	$1,715,000

See notes to unaudited condensed financial statements

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Precipio Diagnostics, LLC (the “Company” or “Precipio”) is a Connecticut limited liability company formed in 2011. The Company is an early-stage diagnostics company that operates a cancer diagnostic laboratory located in New Haven, Connecticut. The Company collaborates with the Yale School of Medicine (“Yale”) to provide cancer diagnostics that are delivered to the community and improve patient care. The Company is party to an exclusive agreement for professional pathology services with Yale, which allows the Company to provide a superior level of cancer diagnostics. Specimens are shipped to the Company’s laboratory where they are processed and diagnosed by the academic experts at Yale, whereby the end product is a pathology report which guides its customers, oncologists, as to the nature of their patients’ disease and helps them determine how best to care for their patient. In addition to the pathology services provided, a Yale designated physician also serves as the Company’s medical director.

On June 29, 2017, the Company completed a reverse merger transaction with Transgenomic, Inc. (Transgenomic) becoming a wholly owned subsidiary of Transgenomic. Due to the reverse merger, the Company became the surviving entity and the registrant. Further, in connection with the Merger, Transgenomic changed its name to Precipio, Inc. (“New Precipio”) (see Note 7 for further description of the merger).

BASIS OF PRESENTATION

The accompanying condensed financial statements are presented in conformity with accounting principles generally accepted in the United States (“GAAP”).

The condensed balance sheet as of December 31, 2016 was derived from our audited balance sheet as of that date, but does not include all of the information and footnotes required by US GAAP for complete financial statements. There has been no change in the balance sheet from December 31, 2016. The accompanying condensed financial statements as of and for the three months ended March 31, 2017 and 2016 are unaudited and reflect all adjustments (consisting of only normal recurring adjustments) that are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. These unaudited condensed financial statements and notes should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2016. The results of operations for the interim periods presented are not necessarily indicative of the results for fiscal year 2017.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOING CONCERN

The condensed financial statements have been prepared using GAAP applicable for a going concern, which assume that the Company will realize its assets and discharge its liabilities in the ordinary course of business. The Company has incurred substantial operating losses and has used cash in its operating activities for the past several years. For the three months ended March 31, 2017 and 2016 the Company had negative working capital of $2.9 million and $2.5 million, respectively, due to the fact that its accounts payable and accrued expenses were double the amount of its current assets as of the balance sheet date, along with the significant amount of debt the Company has coming due within the next twelve months. The Company’s ability to continue as a going concern is dependent upon a combination of achieving its business plan, including generating additional revenue, and raising additional financing to meet its debt obligations and paying liabilities arising from normal business operations when they come due.

In conjunction with the merger on June 29, 2017, Precipio, Inc. relisted its common stock with the National Association of Securities Dealers Automated Quotations (“NASDAQ”), and raised an additional $1,200,000. See Note 7 for a further description of the merger.

New Precipio is currently in discussions with certain investors to raise additional capital. There can be no assurance such capital is available at terms favorable or agreeable to management, if at all, or that the Company will successfully complete the proposed capital raise. Since the outcome of these matters cannot be predicted with any certainty at this time, there is substantial doubt that the Company will be able to continue as a going concern.

The Company has entered into a payment deferral arrangement with Connecticut Innovations, Incorporated (Connecticut Innovations) as the Company was unable to continue to repay the principal payments on the loan as they came due. The Company has secured a revision to its Connecticut Innovations debt repayment schedule effective July 14, 2016 that approves interest only payments through October 1, 2017, interest and principal payments through August 1, 2018 and on the remainder of the outstanding loan due on October 1, 2018.

Further, the Company is in default on its Webster Bank (“Webster”) covenants due to the Company’s cash balance falling below the required minimum balance of a cash runway of three months, based on trailing six months average cash burn as stipulated in the agreement. Precipio and Webster, in a Default and Reservation of Rights letter dated January 29, 2016, agreed that while Precipio remains in default, Webster will preserve their rights but take no action at this time against the Company and shall refrain from calling the loan. Further Webster Bank has considered to maintain its senior credit facility in a letter dated January 4, 2017 subject to their re-approval process.

On June 29, 2017, after completing the merger and raising an additional $1,200,000 in new capital, Precipio, Inc. paid in full its loan obligations with Connecticut Innovations the Department Economic Community Development and Webster. See Note 9 – for further discussion on debt retirements.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

GOING CONCERN—(CONTINUED)

Notwithstanding the aforementioned circumstances, there remains substantial doubt about the Company’s ability to continue as a going concern. There can be no assurance that the Company will be able to successfully achieve its initiatives summarized above in order to continue as a going concern. The accompanying financial statements have been prepared assuming the Company will continue as a going concern and do not include any adjustments that might result should the Company be unable to continue as a going concern as a result of the outcome of this uncertainty.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities, at the date of the financial statements, and the reported revenues and expenses during the reporting period.

The most significant estimates with regard to these financial statements relate to the allowance for doubtful accounts, assumptions used to value stock based compensation, contractual allowances, warrant valuations and potential impairment of long-lived assets. Although management believes the estimates that have been used are reasonable, actual results could vary from the estimates that were used.

CONCENTRATIONS OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company considers all highly liquid investments, with maturities of three months or less, when purchased, to be cash equivalents. The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed Federal Deposit Insurance Corporation (FDIC) insured limits of $250,000. The Company reduces its exposure to credit risk by maintaining such deposits with high-quality financial institutions. At times the Company’s deposits can exceed these limits.

Service companies in the health care industry typically grant credit without collateral to patients. The majority of these patients are insured under third-party insurance agreements. The services provided by the Company are routinely billed utilizing the Current Procedural Terminology (CPT) code set designed to communicate uniform information about medical services and procedures among physicians, coders, patients, accreditation organizations, and payers for administrative, financial, and analytical purposes.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATIONS OF RISK—(CONTINUED)

CPT codes are currently identified by the Centers for Medicare and Medicaid Services and third-party payors. The Company utilizes CPT codes for Pathology and Laboratory Services contained within codes 80000-89398.

RISKS AND UNCERTAINTIES

The Company operates in the healthcare industry which is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirements, reimbursement for patient services, and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers. Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse regulations, as well as other applicable government laws and regulations. While no material regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as regulatory actions unknown or unasserted at this time.

PROPERTY AND EQUIPMENT

Depreciation expense was $24,024 and $28,050 for the three months ended March 31, 2017 and 2016, respectively. Depreciation expense during each period includes depreciation related to equipment acquired under capital leases.

NET PATIENT SERVICE REVENUE

The Company primarily recognizes revenue for services rendered upon completion of the testing process. Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including retroactive adjustment under reimbursement agreements with third-party payors. Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for third-party payor settlements are provided in the period the related services are rendered and adjusted in the future periods, as final settlements are determined.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PRESENTATION OF INSURANCE CLAIMS AND RELATED INSURANCE RECOVERIES

The Company accounts for its insurance claims and related insurance recoveries at their gross values as standards for health care entities do not allow the Company to net insurance recoveries against the related claim liabilities. There were no insurance claims or insurance recoveries recorded during the three months ended March 31, 2017 and 2016.

INCOME TAXES

The Company was organized as a limited liability company and operated under the default classification as a partnership until July 31, 2016. Effective August 1, 2016 the Company elected to be treated as a corporation for tax purposes and as such, a net deferred tax asset, prior to a valuation allowance is created. The company began calculating an income tax provision through the remainder of the year. Prior to August 1, 2016, income tax expense or benefits were calculated at the members’ level.

UNIT BASED COMPENSATION

The Company recognizes unit-based compensation expense for the fair value of the awards on the date granted on a straight-line basis over their service period. Compensation expense is recognized only for unit-based payments expected to vest. The Company estimates forfeitures at the date of grant based on the Company’s historical experience and future expectations Non-Employee Awards: The Company accounts for unit based compensation issued to non-employees at the fair value of equity instruments given as consideration for services rendered as a non-cash charge to operations over the shorter of the vesting period or service period. The equity instruments are revalued on each subsequent reporting date until performance is complete with a cumulative catch-up adjustment recognized for any changes in their fair value.

COMMON WARRANT UNITS

The Company accounts for the issuance of common warrant units issued in accordance with the provisions of ASC Topic 815. The Company classifies as equity any contracts that (i) require physical settlement or net-unit settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own units (physical settlement or net-unit settlement). The Company classifies as assets or liabilities any contracts that (i) require net-cash settlement (including a requirement to net-cash settle the contract if an event occurs and if that event is outside of the company’s control), or (ii) give the counterparty a choice of net-cash settlement or settlement in units (physical settlement or net-unit settlement).

LOSS PER SHARE

Basic loss per share is calculated based on the weighted-average number of common units outstanding during each period. Diluted loss per share includes the dilutive effect of common unit options, warrants or conversion rights. Options, warrants and conversion rights pertaining to 8,062,065 and 8,059,787 common units have been excluded from the computation of diluted loss per share at March 31, 2017 and 2016, respectively, because the effect is anti-dilutive due to the net loss.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUBSEQUENT EVENTS

We have evaluated events occurring subsequent to March 31, 2017 for potential recognition or disclosure in the condensed financial statements and concluded that other than what has been disclosed within this condensed financial statement there were no subsequent events that required recognition or disclosure.

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“ASU No. 2014-09”). This guidance requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to a customer. ASU No. 2014-09 will replace most existing revenue recognition guidance in GAAP when it becomes effective. In July 2015, the FASB decided to defer the effective date of this new accounting guidance by one year. As a result, ASU No. 2014-09 will be effective for the Company for all annual and interim reporting periods beginning after December 15, 2017 and early adoption would be permitted as of the original effective date. The new standard permits the use of either the retrospective or cumulative effect transition method. The Company does not expect to early adopt this guidance and it has not selected a transition method. The Company is currently evaluating the impact this guidance will have on its financial condition, results of operations and cash flows.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard amends the recognition of lease assets and lease liabilities by lessees for those leases currently classified as operating leases and amends disclosure requirements associated with leasing arrangements. The new standard is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2018. Early adoption is permitted. The new standard must be adopted using a modified retrospective transition, and provides for certain practical expedients. Transition will require application of the new guidance at the beginning of the earliest comparative period presented. The Company is currently assessing the impact that the adoption of this ASU will have on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The new standard simplifies several aspects related to the accounting for share-based payment transactions, including the accounting for income taxes, statutory tax withholding requirements, forfeitures and classification on the statement of cash flows. This guidance is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The Company adopted ASU No. 2016-09 as of January 1, 2017. The adoption of this guidance did not have a material effect on the Company’s financial position and results of operations.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flow - Classification of Certain Cash Receipts and Cash Payments (Topic 230) (“ASU 2016-15”), which addresses a few specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new pronouncement on its statements of cash flow.

In January 2017, FASB issues ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. ASU No. 2017-01 adds guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The new guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company does not believe ASU No. 2017-01 will have a material effect on its financial position and results of operations.

NOTE 2 – NOTES PAYABLE

Long-term debt consists of the following:

	March 31, 2017	December 31, 2016
Senior Notes	$3,534,968	$3,269,968
Senior Note debt issuance costs	(8,000)	(8,500)
Junior Notes	583,821	583,821
Connecticut Innovation - line of credit	162,066	162,066
Depart. Economic Development (DECD)	234,534	243,287
DECD debt issuance costs	(28,874)	(30,208)
Webster Bank	290,500	328,000
Webster Bank debt discounts and debt issuance	(22,213)	(26,340)

Total long-term debt	4,746,802	$4,522,094
Current Portion	(357,603)	(394,838)

Long-term debt, net of current maturities	$4,389,199	$4,127,256

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 2 – NOTES PAYABLE – (CONTINUED)

SENIOR AND JUNIOR NOTES

During 2016, the Company raised $525,000 from members through the issuance of Senior Notes which accrue interest at a rate of 12% and are payable at the sooner of the closing of a qualified public offering, as outlined in the note agreement, or five years from date of issuance.

Also during 2016, the Company restructured equity through a redemption and exchange agreement by exchanging Member Equity comprised of Series A and Series B Convertible Preferred Units in the amount of $2,147,716 (members’ initial investment of $1,715,000, plus declared dividends on these preferred units of $432,716), and Convertible Bridge Notes of $1,120,000, plus accrued interest of $61,073 for new Senior Notes of $2,744,968 and new Junior Notes of $583,821. The Senior and Junior Notes accrue interest at a rate of 12% and 15%, respectively, and have maturity dates ranging from March 2021 to September 2021, or earlier based on certain qualifying events as outlined in the note agreements.

As of March 31, 2017, the outstanding balance of Senior and Junior notes was $3,534,968 and $583,821, respectively, with accrued interest included within accrued expenses on the accompanying condensed balance sheet of $381,190 and $92,851, respectively. As of December 31, 2016, the outstanding balance of Senior and Junior notes was $3,269,968 and $583,821, respectively, with accrued interest included within the accrued expenses on the accompanying condensed balance sheet of $279,740 and $71,258, respectively.

During the three months ended March 31, 2017, the Company raised $265,000 from members through the issuance of Senior Notes at a rate of 12% interest that are payable at the sooner of the closing of a qualified public offering, as outlined in the note agreement, or five years from date of issuance.

CONNECTICUT INNOVATIONS, INCORPORATED

The Company entered into a line of credit on April 1, 2012 with Connecticut Innovations, an entity affiliated with a director of the company, for up to $500,000 with interest paid monthly at 8%, due on September 1, 2018. Principal and interest payments began February 1, 2013 and ranged from $7,436 to $12,206 until September 2016, when the Company entered into a forbearance agreement to defer monthly principal payments until October 2017 and interest-only payments plan totaling $1,041 per month through October 2017. Beginning October 1, 2017, principal payments of $11,467 are due including interest at 9% through September 2018. Pursuant to the forbearance agreement, the Company is also restricted from any additional borrowings under the line of credit. The line is secured by substantially all of the Company’s assets. The outstanding balance was $162,066 as of March 31, 2017 and December 31, 2016, respectively.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 2 – NOTES PAYABLE – (CONTINUED)

DEPARTMENT OF ECONOMIC AND COMMUNITY DEVELOPMENT

The Company entered into a 10-year term loan with the Department of Economic and Community Development (DECD) on May 1, 2013 for $300,000, with interest paid monthly at 3%, due on April 23, 2023. The loan is secured by substantially all of the Company’s assets but is subordinate to the term loan with Webster Bank and the Connecticut Innovations, Incorporated Line of Credit. As of March 31, 2017 and December 31, 2016 the outstanding balance was $234,534 and $243,287, respectively.

WEBSTER BANK

The Company entered into a 3.5-year term loan with Webster Bank on December 1, 2014 for $500,000, with interest paid monthly at the one month LIBOR rate (0.98% at March 31, 2017) plus 500 basis points, due on May 31, 2018. The line is secured by substantially all of the Company’s assets and has first priority over all other outstanding debt. As of March 31, 2017 and December 31, 2016 the outstanding balance was $290,500 and $328,000, respectively.

The term loan with Webster Bank is subject to financial covenants relating to maintaining adequate cash runway, as defined. As of December 31, 2016 the Company was not in compliance with these covenants and, as such, the Webster Bank debt has all been presented as current in the accompanying financial statements. Precipio and Webster Bank entered into a Default and Reservation of Rights letter dated January 29, 2016, agreed that while Precipio remains in default, Webster Bank will preserve their rights but not take any action at this time against the company and shall refrain from calling the loan. Further Webster Bank has considered maintaining its senior credit facility in a letter dated January 4, 2017 subject to their re-approval process. During this period Webster Reservation of Rights letter discussed above will remain in effect until the process is completed.

On October 12, 2016, Precipio, Transgenomic and New Haven Labs Inc., a wholly owned subsidiary of Transgenomic (“Merger Sub” and, together with Transgenomic, the “Transgenomic Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Precipio will become a wholly owned subsidiary of Transgenomic (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. See note 7 – Merger Agreement.

On June 29, 2017, the Merger closed and Precipio paid in full its loan obligations with Connecticut Innovation ($162,062), the Department Economic Community Development ($228,661) and Webster Bank ($253,000).

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 3 – CONVERTIBLE BRIDGE NOTES PAYABLE

During the year ended December 31, 2015, the Company issued eleven unsecured convertible bridge notes for $1,360,000. The notes accrue interest at a rate of 14% and were payable no later than September 30, 2016. As of December 31, 2015, the outstanding balance was $1,360,000, excluding debt issuance costs of $8,927, with accrued interest of $87,818 included within accrued expenses on the accompanying balance sheet. During 2016, the maturity date of these convertible bridge notes was extended to December 31, 2016.

The convertible Notes will (i) convert into Series C Preferred Units of the Company (at a 30% discount) upon a Qualified Series C Financing (as defined), (ii) at the option of the holders of a majority of the then-outstanding principal amount of the notes, convert into Series C Preferred Units of the Company (at a 30% discount) upon any other Series C Financing, or (iii) if no such Qualified Series C Financing occurs, or no such option conversion takes place by the maturity date (as hereinafter defined), the convertible notes will be fully repaid by Company or the notes and accrued and unpaid interest shall convert into Preferred Series B Units (at a 30% discount) of the Preferred Series B conversion Price as defined in the operating agreement provided that notice is given to the Company at least one day prior to maturity. In the event a Deemed Liquidity Event (merger, sale, IPO, or transaction with exchange of 50% or more of voting power) the holders of the note at its sole discretion can (a) require the Company to pay an amount equal to two times the principal and accrued and unpaid interest or (b) convert all unpaid principal and interest at a rate of 70% of the applicable security. These notes are subordinated to Connecticut Innovations Inc., State of Connecticut Department of Economic Development and Webster Bank. See note 7 – Merger Agreement.

During 2016, prior to entering into the redemption and exchange agreement, the Company issued additional unsecured convertible bridge notes for $440,000. In addition, the Company issued additional unsecured convertible bridge notes for $15,000. These notes accrue interest at a rate of 14% and are payable no later than December 31, 2016.

Pursuant to the redemption and exchange agreement, the Company exchanged $1,120,000 of convertible bridge notes for long-term debt. See note 2 – Notes Payable.

During January 2017, the holders of the convertible bridge notes agreed to waive the maturity date of December 31, 2016 and change it to payable on demand and accrue interest until paid.

In March 2017, the Company raised an additional $100,000 from members in advance of the issuance of a promissory note from the merger partner. The advance was to be included in the promissory note from the merger partner Transgenomic which accrues interest at the rate of 8% and is payable upon the earlier of (x) the Closing (as defined in the Merger Agreement referred to herein) and (y) December 31, 2017 or such later date as requested by the Borrower and agreed to in writing by the Lender in its sole discretion (such date, the “Maturity Date”).

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 3 – CONVERTIBLE BRIDGE NOTES PAYABLE - (CONTINUED)

As of March 31, 2017, debt issuance costs were fully amortized and the outstanding convertible notes balance was $795,000, with accrued interest of $168,384 which is included within accrued expenses on the accompanying condensed balance sheet.

NOTE 4 – Accrued Expenses

Accrued expenses consist of the following:

	March 31, 2017	December 31, 2016
Accrued Interest - Junior Notes	$381,190	$279,740
Accrued Salary	207,426	154,621
Accrued Interest - Convertible Bridge Notes	168,384	143,981
Accrued Interest - Senior Notes	92,851	71,258
Accrued Expenses	76,534	50,000

	$926,385	$699,600

NOTE 5 – CONTINGENCIES

The Company is involved in legal proceedings related to matters, which are incidental to its business. In the opinion of management, based on consultation with legal counsel, the outcome of such proceedings will not materially affect the Company’s financial position or results of operations.

The healthcare industry is subject to numerous laws and regulations of federal, state and local governments. These laws and regulations include, but are not necessarily limited to, matters such as licensure, accreditation, government healthcare program participation requirement, reimbursement for patient services and Medicare and Medicaid fraud and abuse. Government activity has increased with respect to investigations and allegations concerning possible violations of fraud and abuse statutes and regulations by healthcare providers.

Violations of these laws and regulations could result in expulsion from government healthcare programs together with the imposition of significant fines and penalties, as well as significant repayments for patient services previously billed. Management believes that the Company is in compliance with fraud and abuse regulations, as well as other applicable government laws and regulations. While no material regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation, as well as regulatory actions unknown or unasserted at this time.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 6 – MEMBERS’ DEFICIT

The Company’s amended and restated limited liability company operating agreement (the amended operating agreement) authorizes the use of four different classes of units (i) Series A Convertible

Preferred Units (Series A), (ii) Series B Convertible Preferred Units (Series B), (iii) Voting Common Units and (iv) Non-Voting Common Units.

The Company is authorized to issue 1,905,556 Series A units (including warrants), 1,882,968 Series B units (including warrants) and 5,288,524 common units. The common units include 3,788,524 common units (including warrants) reserved for issuance upon conversion of the Series A units and Series B units, 954,216 voting common units issued or reserved for issuance as equity incentives and 545,784 non-voting common units issued or reserved for issuance as equity incentives.

COMMON UNITS

Common Units

The Company has two classes of common units, voting and non-voting. The Company has issued to various employees 954,216 common voting units as of March 31, 2017 and December 31, 2016; and 361,694 and 360,416 common non-voting units as of March 31, 2017 and December 31, 2016, respectively. The Company released 2,278 and 15,351 vested restricted common non-voting units during the three months ended March 31, 2017 and 2016, respectively.

Restricted Unit Awards

The fair value of restricted units granted to employees is determined on the grant date. No incentive units were granted during the three months ended March 31, 2017 and 2016. Unit-based compensation expense charged to operations for the three months ended March 31, 2017 and 2016 was $271 and $4,267, respectively.

CONVERTIBLE PREFERRED UNITS

The Company had outstanding preferred units of 1,075,000 for Series A and 1,208,189 for Series B as of March 31, 2017 and December 31, 2016 respectively.

The Series A and Series B units have a preferred return of eight percent per year on the unreturned capital contributions of the respective series. The preferred return accrues quarterly; unpaid returns accumulate and were $432,028 and $480,970, as of December 31, 2016, for Series A and Series B, respectively. The accumulated amounts as of March 31, 2017 were $453,234 and $518,209 on Series A and Series B units, respectively.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 6 – MEMBERS’ DEFICIT (CONTINUED)

In addition, in connection with the Company’s finance agreements, the Company issued warrants to purchase 25,000 units of Series A and $20,000 of Series B. These warrants were still outstanding as of March 31, 2017.

MANDATORY CONVERSION

The Series A units and Series B units have a mandatory conversion feature, which states that at either the closing of a qualified public offering or an event that has been specified as a mandatory conversion time by a vote of the Series A and Series B unit members, then all outstanding Series A and Series B units (and any declared but unpaid distributions) shall automatically be converted into voting common units at the then effective conversion rate. As of March 31, 2017, no events have occurred that would cause an automatic conversion of these units. On June 29, 2017, the Company completed a reverse merger transaction with Transgenomic. In connection with the Merger, at the effective time of the Merger, New Precipio will issue shares of New Precipio stock. See Note 7 – Merger Agreement.

CONVERTIBLE RIGHTS

The Series A Members and Series B Members shall have conversion rights as follows:

Each Series A unit shall be converted, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable voting common units as is determined by dividing the Series A adjusted purchase price by the Series A conversion price (original purchase price of security, subject to adjustments for distributions to its respective series) in effect at the time of conversion. Series A can be converted into 1,528,234 and 1,507,028 common units at March 31, 2017 and December 31, 2016, respectively.

Each Series B unit shall be converted, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable voting common units as is determined by dividing the Series B adjusted purchase price by the Series B conversion price (original purchase price of security, subject to adjustments for distributions to its respective series) in effect at the time of conversion. Series B can be converted into 1,552,184 and 1,527,464 common units at March 31, 2017 and December 31, 2016, respectively.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 6 – MEMBERS’ DEFICIT (CONTINUED)

COMMON WARRANT UNITS

In March 2016, the Company entered into a redemption and exchange agreement with certain members relating to their 805,556 Preferred A Units and 609,024 Preferred B Units. Under the terms of the agreement, the unit holders would exchange their units in the Company for the issuance of debt. The aggregate purchase price per the agreement was the members’ initial investment of $750,000 for Preferred A Units and $965,000 for Preferred B Units, along with a preferred return of 8%, recorded as a dividend in the amount of $432,716, resulting in a total principal amount of $2,147,716 (comprised of $1,563,895 senior notes and $583,821 junior notes). In addition to the debt issued as consideration for the members’ preferred units, the Company also issued common warrant units, which allows the holders to collectively purchase common units of the Company, representing approximately 60% of the Company at the time of exercise. At the time of issuance, this represented approximately 5,731,217 common units. The common warrant units have a $0.00 exercise price with a ten year expiration date. The common warrant units were classified as equity awards and the fair value upon issuance was calculated utilizing a discounted cash flow analysis to value the Company’s equity and an option pricing method to allocate the value of the equity. The fair value of the warrants was determined directly utilizing the option pricing method as the exercise price was $0.00. The aggregate value of the common warrant units was $1,421,738, which was considered a deemed dividend

NOTE 7 – MERGER AGREEMENT

On October 12, 2016, Precipio, Transgenomic and New Haven Labs Inc., a wholly owned subsidiary of Transgenomic (“Merger Sub” and, together with Transgenomic, the “Transgenomic Parties”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Precipio will become a wholly owned subsidiary of Transgenomic (the “Merger”), on the terms and subject to the conditions set forth in the Merger Agreement. Following the Merger, Transgenomic will change its name to Precipio, Inc. (“New Precipio”). On June 29, 2017, the Merger closed. When the Merger is completed, (i) each outstanding common unit of Precipio will be converted into the right to receive 79% of the outstanding shares of New Precipio common stock (not taking into account the issuance of New Precipio preferred stock in the Merger or the private placement discussed below) and (ii) each outstanding preferred unit of Precipio will be converted into the right to receive shares of New Precipio preferred stock in an aggregate amount equal to $3 million.

In connection with the Merger, at the effective time of the Merger, New Precipio also will issue shares of New Precipio preferred stock in a private placement, whereby: holders of indebtedness of Precipio will receive $3 million in New Precipio preferred stock in exchange for such indebtedness.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 7 – MERGER AGREEMENT (CONTINUED)

The board of managers of Precipio and the boards of directors of Transgenomic and Merger Sub, and Transgenomic, in its capacity as the sole stockholder of Merger Sub, have each approved the Merger Agreement and the board of managers of Precipio and the board of directors of Transgenomic have each recommended that their respective equity holders approve the transactions contemplated by the Merger Agreement. Transgenomic will hold a special meeting of its stockholders to approve the issuance of shares of Transgenomic common stock pursuant to the Merger, as required by Nasdaq Listing Rules, as well as certain other matters (the “Special Meeting”).

The foregoing description of the Merger Agreement does not purport to be complete. The description of the merger transaction should be read in conjunction with the audited financial statements and notes for the year ended December 31, 2016.

On February 2, 2017, Transgenomic and Precipio entered into the First Amendment to the Merger Agreement (the First Amendment”) which provided for the following: (a) the Precipio Bridge Loan to Transgenomic was authorized; (b) the exchange ratio set forth in the Merger Agreement was revised to provide that outstanding common units of Precipio will be converted into the right to receive approximately 160.6 million shares of New Precipio common stock representing approximately 79% of the fully diluted New Precipio common stock and resulting in an implied exchange ratio of 24.4255 for the Precipio common units; (c) the continual listing of the existing shares of Transgenomic’s common stock on Nasdaq was waived as a condition to the closing of the merger; (d) the deadline pursuant to which a “shelf” registration statement on Form S-3 or other appropriate form is required to be filed by New Precipio with the SEC was extended to June 1, 2017; (e) certain indebtedness of Transgenomic was permitted to remain outstanding as of the effective date of the merger; (f) certain actions taken by each of Transgenomic and Precipio since the date the Merger Agreement were authorized and (g) certain additional conditions to the closing of the merger were removed from the Merger Agreement. In determining the number of shares of New Precipio common stock to be issued pursuant to the First Amendment, the parties applied the formula set forth in the Merger Agreement based on the relative expected liabilities of Transgenomic and Precipio as of the closing of the merger. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the Merger Agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Transgenomic, Precipio or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 7 – MERGER AGREEMENT (CONTINUED)

On June 29, 2017, the Company completed the reverse merger transaction with Transgenomic. In connection with the merger, Transgenomic changed its corporate name to Precipio Inc., relisted its common stock under Precipio, Inc. on the National Association of Securities Dealers Automated Quotations (“NASDAQ”), raised an additional $1,200,000 in the form of a new $800,000 promissory note which accrues interest at 8% and $400,000 in new Preferred Stock which accrues interest at 8% from existing members and external investors; and exchanged the April 2017 Promissory Note (see Note 8) and warrants for new notes accruing interest at 4% due October 1, 2017 and new warrants.

The new Promissory Note of $800,000 is due on the earlier of (i) October 1, 2017, as the same may be extended as set forth herein, or (ii) five Business Days after the closing of a Qualified Offering, provided that the Note has not been previously converted as set forth herein (the “Maturity Date”), or such earlier date as the Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of the Note in accordance with the provisions thereof.

In connection with the Merger, the Supporting Stockholders and Supporting Members (as defined in the Merger Agreement) are obligated to enter into a lock-up agreement with the combined company at the Effective Time pursuant to which the Supporting Stockholders will agree, among other things, not to sell shares of Transgenomic common stock for the six month period beginning at the Effective Time.

The Merger Agreement also provides that the combined company will enter into employment agreements with certain employees of Precipio at the Effective Time and that the officers of the combined company will be agreed to by the parties prior to the Effective Time.

NOTE 8 – INCOME TAX

As a result of the tax status change, the Company recorded a net deferred tax asset before valuation allowance at December 31, 2016 and March 31, 2017 of $665,616 and $959,311 respectively both of which were totally eliminated due to the recording of a valuation allowance. We recorded a valuation allowance against all of our deferred tax assets. We intend to continue maintaining a full valuation allowance on our deferred tax assets until there is sufficient evidence to support the reversal of all or some portion of these allowances. The major component of the net deferred assets before valuation allowance as of December 31, 2016 and March 31, 2017 were NOLs of $405,000 and $624,101 respectively. Some of the other items that make up the deferred tax assets are accrued interest, accrued salaries, and bad debt reserves.

NOTE 9 – SUBSEQUENT EVENTS

During April 2017, the Company raised $561,500 from the merger partner, Transgenomic, through the issuance of a promissory note and warrants, herein referred to as the April Promissory Note, which accrues interest at the rate of 8% and is payable upon the earlier of (x) the Closing (as defined in the Merger Agreement referred to herein) and (y) December 31, 2017 or such later date as requested by Borrower and agreed to in writing by the Lender in its sole discretion (such date, the “Maturity Date”) or such lesser amount as may be outstanding under this Promissory Note (the “Note”), together with accrued unpaid interest. The principal sum of the April Promissory Note includes the $100,000 advance received by the Company in March 2017.

PRECIPIO DIAGNOSTICS, LLC

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2017 AND 2016

NOTE 9 – SUBSEQUENT EVENTS (CONTINUED)

During May 2017, the Company raised an additional $50,000 in Senior Notes from existing members that accrue interest at 12% and are payable on terms pari-parssu with existing Senior Notes.

On June 29, 2017, the Company completed a reverse merger transaction with Transgenomic. In connection with the Merger, at the effective time of the Merger, New Precipio will issue shares of New Precipio stock. See footnote 7 – Merger Agreement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Information

Precipio Management’s Discussion and Analysis of Financial Condition and Results of Operations contain forward-looking statements. These statements are based on management’s current views, assumptions or beliefs of future events and financial performance and are subject to uncertainty and changes in circumstances. Readers of this section should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things: our expected revenue, income (loss), receivables, operating expenses, supplier pricing, availability and prices of raw materials, insurance reimbursements, product pricing, sources of funding operations and acquisitions, our ability to raise funds, sufficiency of available liquidity, future interest costs, future economic circumstances, business strategy, industry conditions, our ability to execute our operating plans, the success of our cost savings initiatives, competitive environment and related market conditions, actions of governments and regulatory factors affecting our business, retaining key employees and other risks. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or the negative versions of these terms and other similar expressions.

You are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements in this report we make are not guarantees of future performance and are subject to various assumptions, risks and other factors that could cause actual results to differ materially from those suggested by these forward-looking statements. Actual results may differ materially from those suggested by the forward-looking statements that Precipio, Inc. (the “Company” or “Precipio”) makes. The Company expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The following discussion should be read together with Precipio’s financial statements and related notes. Results for the three months ended March 31, 2017 are not necessarily indicative of results that may be attained in the future.

Business Description

Precipio Diagnostics, LLC (the “Company” or “Precipio”) is a Connecticut limited liability company formed in 2011. The Company has built a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions, and delivering quality diagnostic information to physicians and their patients worldwide. Through its collaboration with a world-class academic institution specializing in cancer research, diagnostics and treatment, Precipio offers a new standard of diagnostic accuracy enabling a higher level of patient care. The Company operates a pathology diagnostic laboratory located in New Haven, Connecticut. The Company is party to an exclusive agreement for professional pathology services with the Department of Pathology at Yale University, or Yale, which allows the Company to provide a superior level of cancer diagnostics. Specimens are shipped to the Company’s laboratory where they are processed and diagnosed by the academic experts at Yale, whereby the end product is a pathology report which guides its customers, oncologists, as to the nature of their patients’ disease and helps them determine how best to care for their patient. In addition to the pathology services provided, a Yale designated physician also serves as the Company’s medical director.

On June 29, 2017, the Company completed a reverse merger transaction with Transgenomic, Inc., or Transgenomic, becoming a wholly owned subsidiary of Transgenomic. Due to the reverse merger, the Company became the surviving entity and the registrant. Further, in connection with the Merger, Transgenomic changed its name to Precipio, Inc., or New Precipio (see Note 7 for further description of the merger).

The newly named company, Precipio, Inc. (formally known as Transgenomic, Inc.) is a biotechnology company focused on precision medicine. Precipio, Inc. will merge Precipio Diagnostics, LLC and operate the diagnostic cancer pathology lab business as Precipio, Inc. while continuing to provide genetic analytical services related to oncology and pharmacogenomics research conducted by pharmaceutical and biotechnology companies worldwide. Precipio, Inc. is located in New Haven, CT and its business plan is to build and continue to develop a platform designed to eradicate the problem of misdiagnosis by harnessing the intellect, expertise and technology developed within academic institutions and delivering quality diagnostic information to physicians and their patients worldwide. Precipio, Inc.’s primary genetic business objective is to commercialize its proprietary Multiplexed ICE COLD-PCR, or ICP, product that enables the use of blood and other bodily fluids for more effective and patient-friendly diagnosis, monitoring and treatment of cancer by improving the ability to detect genetic mutations on existing testing panels. Precipio, Inc.’s ICP kit product has been validated internally on all currently available sequencing platforms. ICP enhances the level of detection of genetic mutations and suppresses normal or wild-type DNA. More importantly, is the ability of ICP to enhance detection testing results by utilizing peripheral blood, salvia and urine as the source for DNA in lieu of tumor biopsies.    Precipio, Inc. is building a nationwide sales team and a domestic and international business development team to offer its services to oncologists, hospitals and commercial pharmaceutical/biogenetic testing and research companies worldwide.

Three Months Ended March 31, 2017 Overview and Recent Highlights

For the three months ended March 31, 2017, the Company has continued to market its diagnostic services to hospitals and office based oncologists as well as expanding its relationships with academic institutions. During late 2016, the Company experienced turnover of key sales personnel. For the three months ended March 31, 2017, the turnover in sales personnel has resulted in lower volumes and reported revenues when compared to the same period in 2016. In response, management has focused not only on rebuilding the sales force but on accelerating its expansion. In addition, the Company is increasing marketing resources and enhanced its sales training programs to grow revenues and market share. Key drivers of our growth include the ability to rapidly build a strong direct-to-the-physician sales team; deliver a clear message that differentiates us from our competition; and duplicate the customer adoption and retention success that we have seen in the market place. We believe the strategy to grow the business as rapidly as possible to maximize shareholder value will require several changes including additional capital infusions to grow Precipio, provide additional market opportunities to expand our service offerings, and leverage existing infrastructure. See the accompanying unaudited condensed financial statements and Note 7—Merger Agreement in the Notes to unaudited condensed financial statements for more discussion on the merger.

Results of Operations

Three Months Ended March 31, 2017 and 2016

Net Revenue. Net revenue is as follows:

	2017	2016	$	%
Total Net Revenue	$248,741	$538,356	$(289,615)	-53.8%

Net revenue decreased by $290,000, or 54%, during the three months ended March 31, 2017 as compared to the same period in 2016. The decrease is entirely due to the decrease in cases processed during the three months ended March 31, 2017 as compared to the same period in 2016. Precipio processed 199 cases during the three months ended March 31, 2017 as compared to 389 cases during the same period in 2016, or a 49% decrease in cases. The decrease in volume is the result of turnover of key sales personnel.

Cost of Diagnostic Services. Cost of diagnostic services includes material and supply costs for the patient tests performed and other direct costs (primarily personnel costs and rent) associated with the operations of our laboratory. Cost of diagnostic services decreased by $56,000, or 23.4%, to $182,000 for the three months ended March 31, 2017 as compared to the same period in 2016. The decrease is due to decreases in reagent supplies as a result of the decreased revenues in the three months ended March 31, 2017.

Gross Profit. Gross profit was as follows:

	2017	2016	$	%
Gross Profit	$66,459	$300,476	$(234,017)	-77.9%

Gross profit was $66,000, or 27% of total net sales, during the three months ended March 31, 2017, compared to $300,000, or 56% of total net revenues, during the same period in 2016. The decrease in gross profit in the current period is a result of decreased sales during the three months ended March 31, 2017 as compared to the same period in 2016. Our cost of diagnostic services includes a number of fixed costs required to maintain critical operations and provide all diagnostic services offered by the company. These costs include rent, technical salaries and reagents for histology, cytology, flow and molecular testing.    As a result, our laboratory is operating below capacity for the current cost structure. As such, we believe that our gross profit as a percentage of sales will grow as our sales increase.

Operating Expenses. Operating expenses primarily consist of personnel costs, professional fees, travel costs, facility costs and depreciation. Our operating expenses of $663,000 during the three months ended March 31, 2017 increased by $135,000, or 26%, as compared to the same period in 2016. The increase in operating expenses reflects the increase in administrative salaries and legal expense attributed to Precipio’s effort to raise investment capital and the pending merger agreement. See Note 7—Merger Agreement and Note 9 – Subsequent Events in the notes to unaudited condensed financial statements for further discussion of the merger and related subsequent financing.

Other Income (Expense). Other expense for the three months ended March 31, 2017 and 2016 includes interest expense related to our debt instruments of $162,000 and $82,000, respectively. The increase in the current year is due to increased interest bearing instruments outstanding during the three months ended March 31, 2017 as compared to the same period in 2016.

Liquidity and Capital Resources

Uncertainties

We have suffered recurring losses from operations. At March 31, 2017, we had cash and cash equivalents of approximately $33,000. We have incurred substantial operating losses and have used cash in our operating activities for the past several years. As of March 31, 2017, we had negative working capital of $2,943,000 due to the fact that our accounts payable and accrued expenses were double the amount of our current assets as of the balance sheet date, along with the significant amount of debt we have coming due within the next twelve months. Our ability to continue as a going concern is dependent upon a combination of achieving our business plan, including generating additional revenue, and raising additional financing to meet our debt obligations and pay our liabilities arising from normal business operations when they come due. Precipio is currently in discussions with certain investors to raise additional capital. There can be no assurance such capital is available at terms favorable or agreeable to Precipio management, if at all. Since the outcome of these matters cannot be predicted with any certainty at this time, there is substantial doubt that we will be able to continue as a going concern without raising capital.

On June 29, 2017, Precipio and Transgenomic completed their merger. Post-merger, Transgenomic changed its name to Precipio, Inc. and Precipio, Inc. has paid in full its loan obligations with Connecticut Innovation ($162,000), the Department Economic Community Development ($229,000) and Webster Bank ($253,000). To execute the strategic plan management is currently planning to raise additional investment capital. There can be no assurance that Precipio will be able to successfully achieve its initiatives summarized above in order to continue as a going concern. The accompanying financial statements have been prepared assuming Precipio will continue as a going concern and do not include any adjustments that might result should Precipio be unable to continue as a going concern as a result of the outcome of this uncertainty.

Analysis of Working Capital – For the Periods Ended March 31, 2017 and 2016

Our working capital positions as of the three month periods ended March 31, 2017 and 2016 were as follows:

	2017	2016	Change
Current assets (including cash and equivalents of $33,000 and $52,000 respectively)	$528,000	$552,000	$(24,000)
Current liabilities	$3,471,000	$3,011,000	$(460,000)

Working Capital	$(2,943,000)	$(2,459,000)	$(484,000)

During the three months ended March 31, 2017, Precipio raised $365,000 from members through the issuance of $265,000 in senior notes and $100,000 through the issuance of an additional convertible note.

The senior notes accrue interest at a rate of 12% and are payable at the closing of a qualified public offering, as outlined in the note agreement, or five years from date of issuance. The convertible note accrued interest at a rate of 8%.

As of the three months ended March 31, 2017, the outstanding balance of senior and junior notes was $3,535,000 and $584,000, respectively, with accrued interest included within accrued expenses on the accompanying condensed balance sheet of $381,000 and $93,000, respectively, and the outstanding balance of Convertible Bridge Notes was $795,000, with accrued interest within accrued expenses on the accompanying balance sheet of $168,000. See the accompanying unaudited condensed financial statements and Note 2—“Notes Payable” and Note 3—“Convertible Bridge Notes Payable” in the Notes to unaudited condensed financial statements for additional information regarding Precipio’s outstanding debt and debt servicing obligations and related defaults on certain debt agreements with Webster Bank and Connecticut Innovations.

Analysis of Cash Flows – For the Three Months Ended March 31, 2017 and 2016

Net Change in Cash and Cash Equivalents. Cash and cash equivalents decreased by $19,000 during the three months ended March 31, 2017, compared to a decrease of $147,000 during the same period in 2016.

Cash Flows Used in Operating Activities. The cash flows used in operating activities of $326,000 during the three months ended March 31, 2017 included a net loss of $759,000, a decrease in net accounts receivable of $7,000 and other working capital uses of $1,000, less non-cash adjustments of $30,000. These were partially offset by an increase in accrued expenses and accounts payable of $396,000. The cash flows used in operating activities of $547,000 during the three month period ended March 31, 2016 included the net loss of $308,000 and an increase in accounts receivable of $315,000, less non-cash adjustments of $120,000. These were partially offset by a decrease in accounts payable and accrued expenses of $35,000, other working capital uses of $3,000 and a decrease in deferred rent of $7,000.

Cash Flows Used in Investing Activities. There were no cash flows used in investing activities for the three months ended March 31, 2017 and 2016.

Cash Flows Provided by Financing Activities. Cash flows provided by financing activities totaled $308,000 for the three months ended March 31, 2017, which included proceeds of $265,000 from the issuance of senior notes and a $100,000 convertible note from an existing member. These proceeds were partially offset by payments on our debt, capital lease obligations and for deferred financing costs of $57,000. Cash flows provided by financing activities during the three months ended March 31, 2016 included proceeds of $455,000 from the issuance of senior notes partially offset by $55,000 of payments on our debt, capital lease obligations and for deferred financing costs.

Off-Balance Sheet Arrangements

At each of the periods ending March 31, 2017 and 2016, we did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations and Commitments

We have entered into certain operating leases and purchase commitments as part of our normal course of business. See the accompanying unaudited condensed financial statements and Note 5 - “Contingencies” in the Notes to unaudited condensed financial statements for additional information regarding Precipio’s contractual obligations and commitments.

Critical Accounting Policies and Estimates

Accounting policies used in the preparation of our financial statements may involve the use of management judgments and estimates. Certain of our accounting policies are considered critical as they are both important to the portrayal of our financial statements and require significant or complex judgments on the part of management. Our judgments and estimates are based on experience and assumptions that we believe are reasonable under the circumstances. Further, we evaluate our judgments and estimates from time to time as circumstances change. Actual financial results based on judgments or estimates may vary under different assumptions or circumstances. See the accompanying unaudited condensed financial statements and Note 1—“Nature of Business and Significant Accounting Policies” in the Notes to unaudited condensed Financial Statements for additional information regarding Precipio’s critical accounting policies and estimates.

Recently Issued Accounting Pronouncements

See the accompanying unaudited condensed financial statements and Note 1 - “Nature of Business and Significant Accounting Policies” in the Notes to unaudited condensed financial statements for additional information regarding recently issued accounting pronouncements.

Impact of Inflation

We do not believe that price inflation or deflation had a material adverse effect on our financial condition or results of operations during the periods presented.